UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 18, 2008

FINANCIAL MEDIA GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada
 (State or Other Jurisdiction of Incorporation)

0-32923
 (Commission File Number)

33-0198542
 (I.R.S. Employer Identification No.)

2355 Main Street, Suite 120
Irvine, California 92612
 (Address of Principal Executive Offices)     (Zip Code)

(949) 486-3990
 (Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Financial Media Group, Inc., a Nevada corporation (the “Registrant”), in connection with the items set forth below.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Appointment of Board Member

On June 18, 2008, Manu Ohri, our Executive Vice President and Chief Financial Officer was appointed to serve as a Director of the Registrant.

Manu Ohri is currently serving as Executive Vice President, Finance & Chief Financial Officer of the Registrant since January 2007. From August 2001 to December 2006, Mr. Ohri served as Director and Executive Vice President of Finance & Chief Financial Officer of Elephant Talk Communications, Inc., a leading public company of telecommunications services provider to telecom carriers offering VOIP services, CRM, mobile value added and other telecom services in Europe, Asia and Middle East. From December 1999 to September 2002, Mr. Ohri served as Director and Executive Vice President & Chief Financial Officer for The Hartcourt Companies, Inc., an investment holding company listed on OTCBB exchange. From June 1999 to November 1999, Mr. Ohri served as the President and Chief Executive Officer of Pego Systems, Inc., an industrial air and gas equipment manufacturer’s representative organization, an affiliate of The Hartcourt Companies, Inc.  From January 1997 to March 1999, Mr. Ohri served as Chief Operating Officer and Chief Financial Officer of Dynamic Cooking Systems, Inc., a privately held manufacturing company of upscale commercial and kitchen appliances.  From September 1989 to December 1996, Mr. Ohri served as Chief Financial Officer of Startel Corporation, a public company in the software development business.  Mr. Ohri’s multi-faceted experience includes operations, finance as well as administrative functions in the telecommunications, manufacturing, distribution and software development industries. Mr. Ohri is a Certified Public Accountant with over six years experience with Deloitte & Touche, LLP and PriceWaterhouseCoopers, LLP. Mr. Ohri earned his Masters Degree in Business Administration from University of Detroit in 1979 and Bachelors degree in Accounting from University of Delhi in India in 1975.

Additional Information Concerning Mr. Ohri

The Registrant reports that on January 26, 2007, the Registrant entered into an employment agreement with Mr. Ohri (“Executive”) for a three year period, to provide salary, bonuses, and other fringe benefits. Annual base salary payable to the Executive under the agreement is $150,000 for the twelve months period ended December 31, 2007, $172,500 for the year ended December 31, 2008 and $198,375 for the year ended December 31, 2009. In addition to the base salary, the Executive shall receive bonuses from the Company as determined by the Board of Directors based upon the performance of the Company. On December 20, 2007, the Registrant issued to the Executive an option to purchase 500,000 shares of the Registrant’s common stock at an exercise price of $0.30 per share (herein referred to as “Option”) under the 2007 Non-Employee Stock Option Plan. Such Options shall vest and become exercisable over a period of thirty six months.  The Options shall immediately vest and become exercisable as to an aggregate number of shares if there is a change in control of the Company. The Options shall be exercisable to the extent vested at any time until December 20, 2017. The Options shall otherwise be subject to all terms of the Option Agreement, is any, between the Executive and the Company evidencing the Option.

Resignation of Director

On June 18, 2008, Wendy Borow-Johnson advised the Registrant of her resignation from the Registrant’s Board of Directors effective June 18, 2008. Ms. Borow-Johnson's decision to resign did not arise or result from any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Ms. Borow-Johnson has been a director of the Registrant since August 2006 and served on the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL MEDIA GROUP, INC.

By /s/ Albert Aimers
Albert Aimers
Chief Executive Officer

Dated: June 23, 2008